UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 4, 2011 (December 31, 2010)

IVEDA SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53285	98-0611159
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Alma School Road, Suite 4450 Mesa, Arizona		85210
(Address of Principal Executive Offices)		(Zip Code)

(480) 307-8700
(Registrant’s Telephone Number, Including Area Code)

IVEDA CORPORATION
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of the close of business on December 31, 2010, Iveda Solutions, Inc., formerly known as Iveda Corporation (the “Company”), merged its wholly-owned subsidiary, Intelasight, Inc., a Washington corporation, with and into the Company (the “Merger”).  The Merger did not require stockholder approval, as it was effected as a short-form merger pursuant to Section 92A.130 of the Nevada Revised Statutes.  In connection with the Merger, the Company amended its Articles of Incorporation to change its name from Iveda Corporation to Iveda Solutions, Inc.

The name change does not affect the rights of the stockholders of the Company.  There were no other changes to the Company’s Articles of Incorporation.  The Company’s common stock will continue to trade on the OTC Bulletin Board under the ticker symbol “IVDA.”  A copy of the Articles of Merger, as filed with the Secretary of State of Nevada and effective as of December 31, 2010, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description

3.1	Articles of Merger filed with the Secretary of State of Nevada on December 28, 2010, and dated effective December 31, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iveda Solutions, Inc.
(Registrant)

Date: January 4, 2011	By:	/s/ David Ly
David Ly
Chief Executive Officer and President